UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

ARKADOS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Suite 320

Newark, New Jersey 07103

(Address of Principal Executive Offices)

(862) 393-1988

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 3.02. Unregistered Sales of Equity Securities.

On July 16, 2014, we became obligated to issue 20,000,000 shares to MAT Research LLC (“MAT”) pursuant to that certain consulting agreement with MAT dated July 1, 2013 (filed as an exhibit to our report on Form 10-Q filed October 11, 2013). The Consulting Agreement required the issuance upon MAT’s efforts leading to an agreement with a customer that produces non-contingent material revenue to the Company. The Company entered into such an agreement on July 10, 2014 and any contingencies fulfilled as of July 16, 2014. These are restricted shares not involved in a public offering and therefore issued pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933. There were no proceeds to the Company directly as a result of the issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP, INC.

Date: July 22, 2014	By:	/s/ Terrence DeFranco
Terrence DeFranco
Chief Executive Officer